EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 033-62010 on Form S-3 of Ohio Valley Banc. Corp of our reports dated March 14, 2008 with respect to the consolidated financial statements of Ohio Valley Banc Corp. and the effectiveness of internal control over financial reporting incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2007.






                                                /s/ Crowe Chizek and Company LLC
                                                    Crowe Chizek and Company LLC

Columbus, Ohio
March 14, 2008